Exhibit 23.1

Douglas W. Child, CPA
Marty D. Van Wagoner, CPA
J. Russ Bradshow, CPA
William R. Denney, CPA
Roger B. Kennard, CPA
Scott L Farnes
Russell E. Anderson, CPA

1284 W. Flint Meadow Dr.  #D
Kaysville, Utah 84037
Telephone 801.927.1337
Facsimilie 801.927.1344

5296 S. Commerce Dr. #300
Salt Lake City, Utah 84107
Tdmphom 801.281.4700
Facsimile 801.281.4701

Suite B, 4F
North Cape Commercial Bldg.
388 kings Road
North Point, Hong kong

www.cpaone.net

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Industrial Waste Management, Inc.

We hereby consent to the use of our report dated March 19, 2008 with respect to the consolidated financial statements of China Industrial Waste Management, Inc. for the years ended December 31, 2007 and 2006 included in the Registration Statement on Form S-1 of China Industrial Waste Management, Inc. filed with the Securities and Exchange Commission on December 12, 2008. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC

CHILD, VAN WAGONER & BRADSHAW, PLLC
Salt Lake City, Utah
December 12, 2008